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                                                                   EXHIBIT 10.16


                                    AGREEMENT
                                    ---------

         THIS AGREEMENT (the "Agreement") made this 11th day of March, 1999 among (1) MARK L. MILSTEIN AND ROBERT I. MILSTEIN (collectively referred to as "Milstein") and (2) ASSOCIATED ESTATES REALTY CORPORATION (an Ohio corporation), ASSOCIATED ESTATES MANAGEMENT COMPANY (an Ohio corporation), and all of their respective subsidiaries, divisions, and/or affiliates (collectively referred to as "The Company").

                                    RECITALS
                                    --------

         WHEREAS, The Company manages the following properties owned by entities in which Milstein and members of their family own all or substantial interests:
Eton Collection-Cambridge Court ("Eton-Cambridge"); Garfield Mall ("Garfield"); Mound Building ("Mound"); Parkway I Business Plaza ("Parkway I"); Parkway Business Plaza II ("Parkway II"), Envoy Condominiums ("Envoy"), Shaker Club Condominiums ("Shaker Club"); Devonshire Apartments ("Devonshire"); Franklin House Apartments ("Franklin"); and Brookview Commons Apartments ("Brookview"); the foregoing properties are sometimes referred to individually in this Agreement as a "Property" and collectively as the "Properties";

         WHEREAS, certain disputes have arisen between Milstein and The Company concerning the management of the Properties by The Company;

         WHEREAS, Milstein. Associated Estates Corporation (a corporation in which Milstein and members of their family own 95% of the common stock) and The Company are simultaneously entering into an agreement concerning the resolution of certain disputes arising out of the management of certain government assisted apartment projects managed by The Company in which Associated Estates Corporation is or was a general partner (the "Government Assisted Properties Agreement"): and

         WHEREAS, this Agreement is being entered in conjunction with the overall resolution of certain disputes between Milstein and The Company, including without limitation the matters concerning the Properties as provided in this Agreement,

         NOW THEREFORE, in consideration of their mutual promises made in this Agreement, and for other valuable consideration. receipt of which is hereby acknowledged by each party, the parties, intending to be legally bound, hereby agree as follows:

         1. REPRESENTATIONS AND WARRANTIES. As an inducement to Milstein to enter into this Agreement, the Company represents and warrants to Milstein as follows:

                  A. The Company has not made any advances on behalf of the Properties that have not been repaid.

                  B. Except for Eton-Cambridge, ("Eton-Cambridge Advance Interest"), all interest payable on prior advances made by The Company on behalf of any of the Properties have been paid in full.



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                  C. The total Eton-Cambridge Advance Interest owed by Eton
Square Limited Partnership ("Eton") (the partnership that owns Eton-Cambridge) as of March 11, 1999 is $320,000.

                  D. The Company further represents and warrants that the amounts shown in the columns headed "Adjusted Cash Balance 01/22/99" and "Net Interest Due (to) from Mgmt Company as of 12/31/98" in attached Schedule A are true and accurate to the best of The Company's knowledge and information as at 2/23/99.

         2. COMPANY COVENANTS. The Company hereby agrees that Milstein shall have the opportunity and right to review and approve all budgets for each of the Properties in advance of the adoption or issuance of such budget. The Company further agrees to manage each of the Properties for which it has management responsibilities in accordance with the applicable approved budget, and to provide written notice to Milstein in advance of incurring any expense or obligation that causes a negative variance in any approved budget line-item in excess of $2,500. The Company further agrees to protect, defend, indemnify and hold harmless Milstein from any and all obligations, claims, liabilities, or damages, including attorneys' fees, arising out of any failure by the Company to abide by the agreements regarding budgets contained in this paragraph 2.

         3. PAYMENTS. On or before March 12, 1999, Milstein shall provide funding to enable Eton to pay Associates Estates Management Company ("AEMC") the sum of $320,000 which represents the Eton-Cambridge Advance Interest through March 11, 1999.

         4. CERTAIN MANAGEMENT CONTRACTS. Notwithstanding anything to the contrary contained in the respective management contracts between The Company and the respective owners of Eton-Cambridge, Parkway I, Parkway II, and Mound, the respective owners of these Properties (or their authorized designee) will have the unilateral right and option to terminate any or all of these management contracts on sixty (60) days prior written notice to The Company. The Company further represents, warrants, and agrees that The Company has not assigned, and will not assign, its rights or obligations under these respective management contracts to any other entity.

         5. MISCELLANEOUS. Time is of the essence of this Agreement. This Agreement is made in the State of Ohio and shall be governed by Ohio law. This is the entire agreement between the parties and may not be modified or amended except by a written document signed by the party against whom enforcement is sought. This Agreement may be signed in more than one counterpart, in which case each counterpart shall constitute an original of this Agreement. Paragraph headings are for convenience only and are not intended to expand or restrict the scope or substance of the provisions of this Agreement. Whenever used in this Agreement, the singular shall include the plural, and pronouns shall be read as masculine, feminine, or neuter, as the context requires. The parties further agree that any and all disputes, claims or disagreements between the parties arising out of or from this Agreement shall be fully and finally resolved through mandatory and binding arbitration administered by the Cleveland, Ohio offices of the American Arbitration Association ("AAA"). Any party to this Agreement



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may initiate such arbitration by filing the appropriate demand for arbitration with the AAA, and this agreement to arbitrate shall be specifically enforceable. The prevailing party in any arbitration (or related litigation) arising out of or from this Agreement shall be entitled to recover from the opposing party its reasonable attorneys' fees incurred in connection with such arbitration (or related litigation). This Agreement may not be assigned by any party without the prior written consent of the other parties. This Agreement is binding on any and all subsidiaries, divisions, and affiliates of the parties, and on any and all assignees of the parties.

         IN WITNESS WHEREOF, the parties have signed this Agreement as of the day and year first written above.




/s/ Mark L. Milstein
-------------------------------------
MARK L. MILSTEIN



/s/ Robert I. Milstein
-------------------------------------
ROBERT I. MILSTEIN



ASSOCIATED ESTATES REALTY CORPORATION


BY:   /s/ Jeffrey I. Friedman By: /s/ Martin A. Fishman his attorney in fact
     -----------------------------------------------------------------------
pursuant to power of attorney dated 03-11-99
--------------------------------------------
     JEFFREY I. FRIEDMAN,
     AS ITS PRESIDENT



ASSOCIATED ESTATES MANAGEMENT COMPANY


BY:   /s/ Jeffrey I. Friedman By: /s/ Martin A. Fishman his attorney in fact
     -----------------------------------------------------------------------
pursuant to power of attorney dated 03-11-99
--------------------------------------------
       JEFFREY I. FRIEDMAN,
        AS ITS PRESIDENT





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